Exhibit 23.8

November 3, 2010

SYSWIN Inc.

9/F Syswin Building

No. 316 Nan Hu Zhong Yuan, Chaoyang District

Beijing 100102, People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form F-1 of SYSWIN Inc. (the “Company”), and in all amendments and supplements thereto, as a person who will become a member of the board of directors of the Company effective upon the Company’s Registration Statement on Form F-1 being declared effective by the United States Securities and Exchange Commission.

Sincerely yours,

/s/ Zelai Zhang

Zelai Zhang